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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated March 11, 2002 included in this Form 10-K of Advocat Inc. and subsidiaries into the Company's previously filed Registration Statement File Numbers 33-93940, 33-93946 and 33-93950. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                  ARTHUR ANDERSEN LLP


Nashville, Tennessee
March 28, 2002